EXHIBIT 10.1(b)
RESTRICTED STOCK AGREEMENT
RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its 2016 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant the number of shares of Restricted Stock set forth below. The Restricted Stock is subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement (this “Agreement”), the Plan shall govern and control.

Participant:	___________________________
Date of Grant:	___________________________
Number of Shares of Restricted Stock:	___________________________

Vesting Schedule:	Subject to the Participant’s continued employment with the Company or any of its Affiliates, the Restricted Stock shall vest in accordance with the following vesting schedule:

Number of Shares of Restricted Stock	Vesting Date
[_____]	[_____], 20[__]
[_____]	[_____], 20[__]
[_____]	[_____], 20[__]
[_____]	[_____], 20[__]

Acceleration of Vesting:
Notwithstanding the foregoing, the vesting of the Restricted Stock shall be accelerated upon (i) the Participant’s involuntary Termination as a result of a Change in Control in connection with which the Restricted Stock is assumed or substituted, as provided in Section 11(d) of the Plan, or (ii) the consummation of a Change in Control in connection with which the Restricted Stock is not assumed or substituted.

Termination of Employment:
In the event of the Participant’s Termination for any reason other than the Participant’s death or Disability, except as otherwise provided in the following paragraph, all shares of Restricted Stock which have not vested as of the date of such Termination shall be immediately forfeited to the Company by the Participant for no consideration as of such date.

In the event of the Participant’s Termination by reason of the Participant’s death or Disability or if the Participant shall die or experience a Disability within thirty (30) days of the Participant’s Termination by the Service Recipient other than for Cause, all shares of Restricted Stock which have not vested as of the date of such Termination shall become immediately vested.

Dividends and Voting Rights:	The Participant shall have the right to vote the Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.

Additional Terms:
The Restricted Stock granted hereunder shall be registered in the Participant’s name on the books of the Company, but the certificates evidencing such Restricted Stock shall be retained by the Company while the Restricted Stock remains unvested, and for such additional time as the Committee determines appropriate.

The Company shall have the right to deduct from any payment to the Participant pursuant to this Agreement any federal, state or local income or other taxes required to be withheld in respect thereof in accordance with Section 17 of the Plan.
This Agreement does not confer upon the Participant any right to continue as an employee.
This Agreement shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.
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[Signatures to appear on the following page(s).]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND THE PLAN AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT AND THE PLAN.

RENAISSANCERE HOLDINGS LTD. By: Signature Name: Title: Date:	PARTICIPANT Signature Date:

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